UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2009

NAVIDEC FINANICAL SERVICES, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222
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(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

As of April 2, 2009, Navidec Financial Services, Inc. (“the Company”) will restate the financial  statements for the year ended December 31, 2007 as contained in its Annual Report on Form 10KSBA, dated April 28, 2008 and the Form 10-Qs for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

As a result of the revocation of the registration with the Public Accounting Oversight Board (PCAOB) of its previous auditors, Jaspers + Hall, PC, the Company was required to engage new PCAOB registered accountants and re-audit its 2007 Financial Statements.

During the re-audit, one issue that was revealed is the Company determined that it had not used the proper cost basis in computing the gain on the sale of 980,000 BPZ Energy, Inc. (“BPZ”) common shares.  The BPZ shares were acquired through warrants issued as a result of the reverse merger with BPZ and Navidec, Inc. and the Company had originally valued the warrants at $1.88 a share. The warrants had a strike price of $2.00 a share.  Upon exercising the warrants and selling the shares, the Company had reported a cost basis of $2.00 in its 2007 financial statements.  The Company should have used $3.88 a share, which is the original value of $1.88 a share plus the strike price of $2.00 a share. The Company incorrectly reduced the basis with a corresponding decrease to Additional Paid In Capital in 2007.

As a result, the Company over stated its earnings from the sale of BPZ shares by $1,842,000 during the year ended December 31, 2007.  In the restatement of the December 31, 2007 financial statements, the $1,842,000 will be accounted for as Additional Paid In Capital, to correct the previous incorrect reduction in Additional Paid In Capital.  The result from the change will be a decrease in Retained earnings of $1,842,000 and an increase of $1,842,000 in Additional Paid In Capital for which this correction results in no overall change in Stockholders’ Equity.

Due to using the incorrect BPZ basis, as of December 31, 2006 the BPZ asset and the corresponding unrealized gain on securities were overstated by approximately $900,000. Also in 2006, an additional 100,000 shares of BPZ was received by the Company via a default judgment received by the Company.  A fair market value of approximately $300,000 was not recognized upon receipt, which amount would increase earnings in 2006 by $300,000. The net impact on December 31, 2006 Shareholders’ Equity is an approximate $600,000 reduction.

Additionally, as of December 31, 2007, the BPZ asset and the corresponding unrealized gain on securities were overstated by approximately $810,000, due to failure to reduce unrealized gains by related deferred taxes. In addition, unrealized gains were understated by $240,000 due to the basis adjustment. The net impact on December 31, 2007 Shareholders’ Equity from this matter, exclusive of the tax considerations below, is an approximate $570,000 reduction.  Since all of the remaining BPZ investment was sold in 2008, the unrealized BPZ gains were eliminated from the balance sheet along with the prior adjustments for unrealized gains.

Further, the Company believes that because of the basis change, it can affect the Company’s previous income taxes paid with a possible refund in taxes paid, which is estimated to be approximately $150,000.

The Company also corrected deferred revenue from mortgage origination and accrued expenses at December 31, 2007, that were previously recorded in 2008 of approximately $200,000.  This correction will result in a decrease of the Company’s 2007 income of $200,000; however, will increase revenue and decrease expenses by the same amount for the reporting period ending March 31, 2008.

The Company does not have an audit committee, at this time, and so its board of directors have authorized the Company’s officers to discuss this matter with the independent auditors for the Company and a consensus was reached that disclosure should be made relating to the previously issued financial statements dated December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, and September 30, 2008 as to non-reliance as of April 2, 2009.

The authorized officers have discussed with independent accountants the matters disclosed in the filing pursuant to Item 4.02(b).

This  disclosure is being  provided to the  independent  accountants on April 2, 2009,  pursuant to Item  4.02(c) and the  accountant  is  requested to furnish a letter to registrant stating whether the independent  accountant agrees with the statements made by the Registrant in response to Item 4.02.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.                                Description

7.1                      Correspondence of Schumacher & Associates, Inc., dated April 3, 2009, the independent accountant to the Company.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVIDEC FINANCIAL SERVICES, INC. (Registrant)
Dated: April 3 2008	By: /s/ John McKowen John McKowen, President & Chief Accounting Officer